Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) dated as of June 30, 2020, by and among DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST), a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the Guarantors solely for the purpose of Section 5 hereof, each of the financial institutions party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Term Loan Agreement dated as of August 1, 2017 (as amended and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, as permitted by Section 12.6. of the Credit Agreement, the parties hereto desire to amend the Credit Agreement subject to the terms and conditions of this Amendment (the Credit Agreement as so amended, the “Amended Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 2 below, as of the First Amendment Effective Date, the Credit Agreement is hereby amended to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto such that, immediately after giving effect to this Amendment, the Amended Credit Agreement will read as set forth in Exhibit A.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to (i) the truth and accuracy of the representations set forth in Section 3 below and (ii) receipt by the Administrative Agent of the following, each of which shall be in form and substance satisfactory to the Administrative Agent (the first date on which each of the conditions pursuant to the foregoing clauses (i) and (ii) shall have been satisfied, the “First Amendment Effective Date”):

(a)           a counterpart of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Requisite Lenders;

(b)           a certificate of the Borrower’s chief executive officer, chief legal officer, chief financial officer or chief accounting officer certifying as of the date hereof, after giving effect to this Amendment and the other transactions contemplated hereby, that (i) no Default or Event of Default shall be in existence, and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Amended Credit Agreement and any other Loan Document to which such Loan Party is a party shall be true and correct in all respects on the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement;

(c)           a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) on behalf of the Borrower dated the First Amendment Effective Date, certifying (A) that attached thereto are true, correct and complete copies of (i) the certificate of incorporation or formation, certificate of limited partnership, declaration of trust or other comparable organizational instrument, as applicable, of such Loan Party certified as of a recent date by the Secretary of State of the state of organization of such Loan Party and (ii) the by-laws, operating agreement, partnership agreement, or other comparable governing document, as applicable, of such Loan Party, (B) that attached thereto is a true, correct and complete copy of a certificate as to the good standing of such Loan Party as of a recent date from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or board of members or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such person is a party entered into in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (D) as to the signature and incumbency certificates of its officers executing this Amendment or any of the other Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate pursuant to this clause (c)); provided that such certificate can certify that there have been no changes to such documents or items described in the foregoing clauses (A) or (D) since such documents or items were last delivered to the Administrative Agent on the Effective Date;

(d)           an opinion of Sullivan & Worcester LLP, as counsel to the Borrower and the other Loan Parties, and an opinion of Saul Ewing Arnstein & Lehr LLP, as special Maryland counsel to the Borrower, in each case addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(e)           evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders in connection with this Amendment have been paid;

(f)            (i) all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and regulations, including without limitation, the Patriot Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case, at least five (5) Business Days prior to the First Amendment Effective Date; and

(g)           such other documents, agreements, instruments, certificates or other confirmations as the Administrative Agent may reasonably request.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)           Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)           Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Amended Credit Agreement in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

(c)           No Default. Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Amended Credit Agreement and the other Loan Documents (in each case, giving effect to this Amendment) on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Confirmation of Guaranty. Each Guarantor (a) confirms its obligations under the Guaranty, (b) confirms that its obligations under the Amended Credit Agreement constitute “Obligations” (as defined in the Amended Credit Agreement) and “Guarantied Obligations” (as defined in the Guaranty), (c) confirms its guarantee of the Obligations under the Guaranty, (d) confirms that its obligations under the Amended Credit Agreement are entitled to the benefits of the guarantee set forth in the Guaranty, and (e) agrees that the Amended Credit Agreement is the “Credit Agreement” under and for all purposes of the Guaranty. Each Guarantor, by its execution of this Amendment, hereby confirms that the Obligations shall remain in full force and effect.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement. This Amendment is a Loan Document.

Section 7. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendment contained herein shall be deemed to have prospective application only. The Amended Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Amended Credit Agreement or any other Loan Document. This Amendment is not intended to and shall not constitute a novation of any of the Loan Documents or Obligations.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Electronic Signatures. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed by any Lender or Titled Agent (collectively, the “Lender Parties”) in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of such Lender Party or the use of a paper-based recordkeeping system with respect to such Lender Party, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Lender Party in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the undersigned hereby (i) agrees that, for all purposes, electronic images of this Amendment (including with respect to any of the Lender Parties’ signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Amendment based solely on the lack of paper original copies hereof, including with respect to any of the Lender Parties’ signatures hereto.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Amended Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Term Loan Agreement to be duly executed as of the date first above written.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

CCC ALPHA INVESTMENTS TRUST	SNH FM FINANCING LLC
CCC DELAWARE TRUST	SNH FM FINANCING TRUST
CCC FINANCING I TRUST	SNH GEORGIA TENANT LLC
CCC INVESTMENTS I, L.L.C.	SNH GLENVIEW (PATRIOT) LLC
CCC LEISURE PARK CORPORATION	SNH GP VALENCIA LLC
CCC PUEBLO NORTE TRUST	SNH GRANITE GATE LANDS TENANT LLC
CCC RETIREMENT PARTNERS TRUST	SNH GRANITE GATE LANDS TRUST
CCC RETIREMENT TRUST	SNH GROVE PARK TENANT LLC
CCDE SENIOR LIVING LLC	SNH GROVE PARK TRUST
CCOP SENIOR LIVING LLC	SNH HARRISBURG LLC
CRESTLINE VENTURES LLC	SNH IL JOPLIN INC.
CSL GROUP, INC.	SNH IL PROPERTIES TRUST
DHC HOLDINGS LLC	SNH INDEPENDENCE PARK LLC
ELLICOTT CITY LAND I, LLC	SNH INDY TENANT LLC
HRES1 PROPERTIES TRUST	SNH JACKSON LLC
HRES2 PROPERTIES TRUST	SNH KENT PROPERTIES LLC
MSD POOL 1 LLC	SNH LINCOLN TENANT LLC
MSD POOL 2 LLC	SNH LONGHORN TENANT LLC
O.F.C. CORPORATION	SNH LTF PROPERTIES LLC
SNH 30 NEWCROSSING INC.	SNH MARYLAND HEIGHTS LLC
SNH AL AIMO II, INC.	SNH MASS TENANT LLC
SNH AL AIMO TENANT II, INC.	SNH MD TENANT LLC
SNH AL AIMO TENANT, INC.	SNH MEDICAL OFFICE PROPERTIES LLC
SNH AL AIMO, INC.	SNH MEDICAL OFFICE PROPERTIES TRUST
SNH AL CRIMSON TENANT INC.	SNH MEZZCO SAN ANTONIO LLC
SNH AL CUMMING LLC	SNH MO TENANT LLC
SNH AL CUMMING TENANT LLC	SNH MODESTO LLC
SNH AL GEORGIA HOLDINGS LLC	SNH NC TENANT LLC
SNH AL GEORGIA LLC	SNH NEB TENANT LLC
SNH AL GEORGIA TENANT LLC	SNH NJ TENANT GP LLC
SNH AL PROPERTIES LLC	SNH NJ TENANT LLC
SNH AL PROPERTIES TRUST	SNH NM TENANT LLC
SNH AL TRS, INC.	SNH NORTHWOODS LLC
SNH AL WILMINGTON TENANT INC.	SNH NORTHWOODS TENANT LLC
SNH ALPHARETTA LLC	SNH NS PROPERTIES TRUST
SNH ALT LEASED PROPERTIES TRUST	SNH OHIO TENANT LLC
SNH AZ TENANT LLC	SNH OMISS TENANT LLC
SNH BAKERSFIELD LLC	SNH PARKVIEW PROPERTIES TRUST
SNH BAMA TENANT LLC	SNH PENN TENANT LLC
SNH BATON ROUGE (NORTH) LLC	SNH PHOENIX (COTTON) LLC
SNH BATON ROUGE (REALTORS) LLC	SNH PLAQUEMINE LLC
SNH BLAINE INC.	SNH PLFL PROPERTIES LLC
SNH BRFL PROPERTIES LLC	SNH PLFL TENANT LLC
SNH BRFL TENANT LLC	SNH PRAIRIEVILLE LLC
SNH BRIDGEWATER LLC	SNH PROJ LINCOLN TRS LLC
SNH CAL TENANT LLC	SNH REDMOND PROPERTIES LLC
SNH CALI TENANT LLC	SNH REIT IRVING LLC
SNH CCMD PROPERTIES BORROWER LLC	SNH REIT ROCKWALL LLC
SNH CCMD PROPERTIES LLC	SNH REIT SAN ANTONIO LLC
SNH CCMD TENANT LLC	SNH REIT VICTORIA LLC
SNH CHS PROPERTIES TRUST	SNH RMI FOX RIDGE MANOR PROPERTIES LLC
SNH CLEAR BROOK LLC	SNH RMI JEFFERSON MANOR PROPERTIES LLC
SNH CLEAR CREEK PROPERTIES TRUST	SNH RMI MCKAY MANOR PROPERTIES LLC
SNH CO TENANT LLC	SNH RMI NORTHWOOD MANOR PROPERTIES LLC
SNH CONCORD LLC	SNH RMI OAK WOODS MANOR PROPERTIES LLC
SNH DEL TENANT LLC	SNH RMI PARK SQUARE MANOR PROPERTIES LLC
SNH DENHAM SPRINGS LLC	SNH RMI PROPERTIES HOLDING COMPANY LLC
SNH DERBY TENANT LLC	SNH RMI SMITH FARMS MANOR PROPERTIES LLC
SNH DURHAM LLC	SNH RMI SYCAMORE MANOR PROPERTIES LLC
SNH FLA TENANT LLC	SNH SC TENANT LLC

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

SNH SE ASHLEY RIVER LLC	SNH TELLI TRUST
SNH SE ASHLEY RIVER TENANT LLC	SNH TEMP LLC
SNH SE BARRINGTON BOYNTON LLC	SNH TEN TENANT LLC
SNH SE BARRINGTON BOYNTON TENANT LLC	SNH TOTO ENANT LLC
SNH SE BURLINGTON LLC	SNH TRS INC.
SNH SE BURLINGTON TENANT LLC	SNH TRS LICENSEE HOLDCO LLC
SNH SE DANIEL ISLAND LLC	SNH VA TENANT LLC
SNH SE DANIEL ISLAND TENANT LLC	SNH VIKING TENANT LLC
SNH SE HABERSHAM SAVANNAH LLC	SNH WARD AVE. PROPERTIES I INC.
SNH SE HABERSHAM SAVANNAH TENANT LLC	SNH WELL PROPERTIES GA-MD LLC
SNH SE HOLLY HILL LLC	SNH WELL PROPERTIES TRUST
SNH SE HOLLY HILL TENANT LLC	SNH WILMINGTON LLC
SNH SE KINGS MTN LLC	SNH WIS TENANT LLC
SNH SE KINGS MTN TENANT LLC	SNH WY TENANT LLC
SNH SE MOORESVILLE LLC	SNH YONKERS PROPERTIES TRUST
SNH SE MOORESVILLE TENANT LLC	SNH YONKERS TENANT INC.
SNH SE N. MYRTLE BEACH LLC	SNH/CSL PROPERTIES TRUST
SNH SE N. MYRTLE BEACH TENANT LLC	SNH/LTA PROPERTIES GA LLC
SNH SE PROPERTIES LLC	SNH/LTA PROPERTIES TRUST
SNH SE PROPERTIES TRUST	SNH/LTA SE HOME PLACE NEW BERN LLC
SNH SE SG LLC	SNH/LTA SE MCCARTHY NEW BERN LLC
SNH SE SG TENANT LLC	SNH/LTA SE WILSON LLC
SNH SE TENANT 2 TRS, INC.	SPTGEN PROPERTIES TRUST
SNH SE TENANT TRS, INC.	SPTIHS PROPERTIES TRUST
SNH SOMERFORD PROPERTIES TRUST	SPTMISC PROPERTIES TRUST
SNH ST. LOUIS LLC	SPTMNR PROPERTIES TRUST
SNH TEANECK PROPERTIES LLC	SPTMRT PROPERTIES TRUST
SNH TEANEK TENANT LLC	SPTSUN II PROPERTIES TRUST
SNH TELLIO TENANT LLC

each as a Guarantor

By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

LEXINGTON OFFICE REALTY TRUST
SNH MEDICAL OFFICE REALTY TRUST

each as a Guarantor

By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
as Trustee and not individually

CCC FINANCING LIMITED, L.P.,
as a Guarantor

By:	CCC RETIREMENT TRUST,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

CCC RETIREMENT COMMUNITIES II, L.P.,
as a Guarantor

By:	CRESTLINE VENTURES LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

LEISURE PARK VENTURE LIMITED PARTNERSHIP,
as a Guarantor

By:	CCC LEISURE PARK CORPORATION,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

SNH NJ TENANT LP,
as a Guarantor

By:	SNH NJ TENANT GP LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

SNH VALENCIA LP,
as a Guarantor

By:	SNH GP VALENCIA LLC,
its general partner

	By:	/s/ Richard W. Siedel, Jr.
Name: Richard W. Siedel, Jr.
Title: Chief Financial Officer and Treasurer

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:	/s/ Kristen Ray
Name: Kristen Ray
Title: Vice President

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: MIZUHO BANK (USA),
as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, AMONG DIVERSIFIED HEALTHCARE TRUST, EACH LENDER PARTY HERETO AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

Name of Institution: First Horizon Bank,
as a Lender

By:	/s/ Jean M. Brennan
Name: Jean M. Brennan
Title: Senior Vice President

Signature Page to First Amendment to Amended and Restated Term Loan Agreement

EXHIBIT A

Amended Credit Agreement

[To be attached]

Loan Number: 1015062

~~Execution Version~~EXECUTION VERSION

CONFORMED COPY OF AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of August 1, 2017

conformed through

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of June 30, 2020

by and among

DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST),

as Borrower,

The financial institutions party hereto

and their assignees under Section 12.5.,

as Lenders,

and

WELLS FARGO Bank, National Association,

as Administrative Agent

_________________________________________________

WELLS FARGO SECURITIES, LLC, and

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers
and
Joint Lead Bookrunners,

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

MIZUHO BANK (USA)

as Documentation Agent

TABLE OF CONTENTS

Article I. Definitions	1

Section 1.1. Definitions.	1
Section 1.2. General; References to Eastern Time.	~~26~~28
Section 1.3. Rates.	29
Section 1.4. Divisions.	29

Article II. Credit Facility	~~26~~29

Section 2.1. Loans.	~~26~~29
Section 2.2. [Intentionally Omitted].	~~27~~30
Section 2.3. [Intentionally Omitted].	~~27~~30
Section 2.4. Rates and Payment of Interest on Loans.	~~27~~30
Section 2.5. Number of Interest Periods.	~~28~~31
Section 2.6. Repayment of Loans.	~~28~~31
Section 2.7. Prepayments.	~~28~~31
Section 2.8. Continuation.	~~29~~32
Section 2.9. Conversion.	~~29~~32
Section 2.10. Notes.	~~29~~32
Section 2.11. [Intentionally Omitted].	~~30~~33
Section 2.12. [Intentionally Omitted].	~~30~~33
Section 2.13. [Intentionally Omitted].	~~30~~33
Section 2.14. [Intentionally Omitted].	~~30~~33
Section 2.15. Additional Loans.	~~30~~33
Section 2.16. Funds Transfer Disbursements.	~~31~~34

Article III. Payments, Fees and Other General Provisions	~~31~~34

Section 3.1. Payments.	~~31~~34
Section 3.2. Pro Rata Treatment.	~~32~~35
Section 3.3. Sharing of Payments, Etc.	~~32~~35
Section 3.4. Several Obligations.	~~32~~35
Section 3.5. Fees.	~~33~~36
Section 3.6. Computations.	~~33~~36
Section 3.7. Usury.	~~33~~36
Section 3.8. Statements of Account.	~~33~~36
Section 3.9. Defaulting Lenders.	~~34~~36
Section 3.10. Taxes.	~~35~~37

Article IV. Yield Protection, Etc.	~~38~~41

Section 4.1. Additional Costs; Capital Adequacy.	~~38~~41
Section 4.2. Suspension of LIBOR Loans.	~~40~~42
Section 4.3. Illegality.	~~40~~43
Section 4.4. Compensation.	~~40~~43
Section 4.5. Treatment of Affected Loans.	~~41~~44
Section 4.6. Affected Lenders.	~~42~~44
Section 4.7. Change of Lending Office.	~~42~~45
Section 4.8. Assumptions Concerning Funding of LIBOR Loans.	~~42~~45

Article V. Conditions Precedent	~~43~~45

Section 5.1. Initial Conditions Precedent.	~~43~~45
Section 5.2. Conditions Precedent to All Credit Events.	~~44~~47

-i-

Article VI. Representations and Warranties	~~45~~48

Section 6.1. Representations and Warranties.	~~45~~48
Section 6.2. Survival of Representations and Warranties, Etc.	~~51~~54

Article VII. Affirmative Covenants	~~51~~54

Section 7.1. Preservation of Existence and Similar Matters.	~~51~~55
Section 7.2. Compliance with Applicable Law and Material Contracts; Beneficial Ownership Regulation.	~~52~~55
Section 7.3. Maintenance of Property.	~~52~~55
Section 7.4. Conduct of Business.	~~52~~55
Section 7.5. Insurance.	~~52~~55
Section 7.6. Payment of Taxes and Claims.	~~52~~56
Section 7.7. Books and Records; Inspections.	~~53~~56
Section 7.8. Use of Proceeds.	~~53~~56
Section 7.9. Environmental Matters.	~~53~~56
Section 7.10. Further Assurances.	~~53~~57
Section 7.11. REIT Status.	~~54~~57
Section 7.12. Exchange Listing.	~~54~~57
Section 7.13. Guarantors.	~~54~~57

Article VIII. Information	~~55~~58

Section 8.1. Quarterly Financial Statements.	~~55~~58
Section 8.2. Year-End Statements.	~~55~~58
Section 8.3. Compliance Certificate.	~~56~~59
Section 8.4. Other Information.	~~56~~59
Section 8.5. Electronic Delivery of Certain Information.	~~58~~61
Section 8.6. Public/Private Information.	~~58~~62
Section 8.7. USA Patriot Act Notice; Compliance.	~~59~~62
Article IX. Negative Covenants	~~59~~62
Section 9.1. Financial Covenants.	~~59~~62
Section 9.2. Negative Pledge.	~~60~~64
Section 9.3. Restrictions on Intercompany Transfers.	~~61~~65
Section 9.4. Merger, Consolidation, Sales of Assets and Other Arrangements.	~~61~~65
Section 9.5. Plans.	~~62~~66
Section 9.6. Fiscal Year.	~~62~~66
Section 9.7. Modifications of Organizational Documents, Business Management Agreement and Property Management Agreement and Other Material Contracts.	~~62~~66
Section 9.8. Transactions with Affiliates.	~~62~~67
Section 9.9. Environmental Matters.	~~63~~67
Section 9.10. Derivatives Contracts.	~~63~~67
Section 9.11. Use of Proceeds.	67
Section 9.12. Amendment Period.	68

Article X. Default	~~63~~69

Section 10.1. Events of Default.	~~63~~69
Section 10.2. Remedies Upon Event of Default.	~~66~~72
Section 10.3. [Intentionally Omitted].	~~68~~73
Section 10.4. Marshaling; Payments Set Aside.	~~68~~73

-ii-

Section 10.5. Allocation of Proceeds.	~~68~~74
Section 10.6. [Intentionally Omitted].	~~68~~74
Section 10.7. Performance by Administrative Agent.	~~68~~74
Section 10.8. Rights Cumulative.	~~69~~74

Article XI. The Administrative Agent	~~69~~75

Section 11.1. Appointment and Authorization.	~~69~~75
Section 11.2. Administrative Agent as Lender.	~~70~~76
Section 11.3. Approvals of Lenders.	~~71~~76
Section 11.4. Notice of Events of Default.	~~71~~77
Section 11.5. Administrative Agent’s Reliance.	~~71~~77
Section 11.6. Indemnification of Administrative Agent.	~~72~~78
Section 11.7. Lender Credit Decision, Etc.	~~73~~78
Section 11.8. Successor Administrative Agent.	~~73~~79
Section 11.9. Titled Agents.	~~74~~80

Article XII. Miscellaneous	~~74~~80

Section 12.1. Notices.	~~74~~80
Section 12.2. Expenses.	~~76~~81
Section 12.3. Setoff.	~~76~~82
Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers.	~~77~~82
Section 12.5. Successors and Assigns.	~~78~~84
Section 12.6. Amendments and Waivers.	~~81~~87
Section 12.7. Nonliability of Administrative Agent and Lenders.	~~83~~89
Section 12.8. Confidentiality.	~~83~~89
Section 12.9. Indemnification.	~~84~~90
Section 12.10. Termination; Survival.	~~86~~92
Section 12.11. Severability of Provisions.	~~86~~92
Section 12.12. GOVERNING LAW.	~~86~~92
Section 12.13. Counterparts.	~~86~~92
Section 12.14. Obligations with Respect to Loan Parties.	~~87~~93
Section 12.15. Independence of Covenants.	~~87~~93
Section 12.16. Limitation of Liability.	~~87~~93
Section 12.17. Entire Agreement.	~~87~~93
Section 12.18. Construction.	~~87~~93
Section 12.19. Headings.	~~88~~93
Section 12.20. LIABILITY OF TRUSTEES, ETC.	~~88~~94
Section 12.21. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.	~~88~~94
Section 12.22. Effect on Existing Term Loan Agreement.	~~89~~94
Section 12.23. Acknowledgement Regarding Any Supported QFCs.	95

SCHEDULE I	Loans
SCHEDULE 1.1.	Loan Parties
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(s)	Affiliate Transactions

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty

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EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Note
EXHIBIT G	Form of Disbursement Instruction Agreement
EXHIBIT H	Form of Compliance Certificate
EXHIBIT I	Forms of U.S. Tax Compliance Certificates

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THIS AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Agreement”) dated as of August 1, 2017 by and among DIVERSIFIED HEALTHCARE TRUST (f/k/a SENIOR HOUSING PROPERTIES TRUST), a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC and PNC CAPITAL MARKETS LLC, as Joint Lead Arrangers and Joint Bookrunners (each a “Lead Arranger”), PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent”) and MIZUHO BANK (USA), as Documentation Agent (the “Documentation Agent”).

WHEREAS, the Borrower, certain of the Lenders and other financial institutions, the Administrative Agent and the other parties thereto previously entered into that certain Term Loan Agreement dated as of September 28, 2015 (as amended and in effect immediately prior to the date hereof, the “Existing Term Loan Agreement”) pursuant to which the Administrative Agent, Wells Fargo and certain of the Lenders made available to the Borrower term loans in an aggregate initial amount of $200,000,000, on the terms and conditions contained therein; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Term Loan Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing ~~Credit~~Term Loan Agreement is amended and restated in its entirety as follows:

ARTICLE I. Definitions

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Acquired Encumbered Properties” means the Properties subject, as of the Agreement Date, to the Liens created under Acquired Property Lien Documents.

“Acquired Property Lien Documents” means those documents relating to the Liens on the Acquired Encumbered Properties as described on Item 1.1.(b) of the Borrower Letter, each as amended, supplemented or otherwise modified from time to time (except that amendments, supplements and modifications which (x) result in the Lien created by such lease or mortgage being spread to Properties other than the Acquired Encumbered Properties or (y) change any non-recourse provisions of such lease or mortgage applicable to lease or loan payments thereunder in a manner which is materially adverse to the lessee or mortgagor, must, in each case, be approved by the Requisite Lenders).

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to any period of time, EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis for such period less Capital Expenditure Reserves for all Properties for such period.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower. For purposes of this Agreement, Five Star shall not be deemed to be an Affiliate of the Borrower so long as each of the board of trustees of the Borrower and the board of directors of Five Star has at least one independent trustee or independent director who does not serve as both a trustee of the Borrower and a director of Five Star. The terms “independent director” and “independent trustee” have the meaning given the term “independent director” under the listing requirements of the New York Stock Exchange.

“Agreement Date” means ~~the date as of which this Agreement is dated~~August 1, 2017.

“Amendment Period” means the period beginning on the First Amendment Effective Date and ending on the Amendment Period Termination Date.

“Amendment Period Termination Date” means the earlier of (i) June 30, 2021 and (ii) such earlier date as elected by the Borrower (the “Amendment Period Early Termination Date”), so long as each of the following conditions are satisfied as of such date elected by the Borrower: (A) no Default or Event Default shall exist as of such Amendment Period Early Termination Date and (B) the Borrower shall be in compliance with the covenants contained in Sections 9.1(a)(i), (b)(y), (d)(i), (e)(y), (f) and (i) as of such Amendment Period Early Termination Date, in each case, based upon the three consecutive fiscal months of the Borrower immediately preceding such Amendment Period Early Termination Date, annualized.

“Anti-Corruption Laws” means all ~~Applicable Laws~~laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery~~,~~ or corruption ~~or money laundering~~, including ~~without limitation, the~~the United States Foreign Corrupt Practices Act of 1977~~, as amended~~ and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

~~“Anti-Terrorism Laws” has the meaning given that term in Section 6.1.(y).~~

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. For purposes of Section 3.10., the term “Applicable Law” includes FATCA.

“Applicable Margin” means (a) at any time other than the times described in the immediately following clause (b), the percentage rate set forth in ~~the table~~Table I below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls, and (b) at any time during the Amendment Period, the percentage rate set forth in Table II below corresponding to the Level into which the Borrower’s Credit Rating then falls. As of the Agreement Date, the Applicable Margin is determined based on Level 4 of Table I. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, then (x) the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings if the higher of such two Credit Ratings is not more than one Level higher than the lower of such two Credit Ratings and (y) the Applicable Margin shall be determined based on the Level corresponding to the Level immediately below the higher of such two Credit Ratings if the higher of such two Credit Ratings is more than one Level higher than the lower of such two Credit Ratings. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from any Rating Agency, the Applicable Margin shall be determined based on Level 5 of the applicable table. The provisions of this definition shall be subject to Section 2.4.(c).

Table I – Non-Amendment Period

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 (or equivalent) or better	0.90%	0.00%
2	BBB+/Baa1	0.95%	0.00%
3	BBB/Baa2	1.10%	0.10%
4	BBB-/Baa3	1.35%	0.35%
5	Lower than BBB-/Baa3 (or equivalent) or unrated	1.75%	0.75%

Table II – Amendment Period

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 (or equivalent) or better	1.40%	0.40%
2	BBB+/Baa1	1.45%	0.45%
3	BBB/Baa2	1.60%	0.60%
4	BBB-/Baa3	1.85%	0.85%
5	Lower than BBB-/Baa3 (or equivalent) or unrated	2.25%	1.25%

“Approved Fund” means any Fund that is administered, or managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Under Development” means, as of any date of determination, any Property owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing improvements has been commenced and is continuing, with both the land and the improvements under construction thereon which comprise such Property to be valued as set forth in the definition of “Total Asset Value”. In the event of construction of an addition or expansion to an existing income producing Property, only the addition or expansion shall be considered an Asset Under Development.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5.), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means a Loan, or any portion thereof, bearing interest at a rate based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.4.(c).

“Borrower Letter” means that certain letter dated as of even date herewith from the Borrower to the Administrative Agent and the Lenders.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Second Amended and Restated Business Management Agreement dated as of June 5, 2015 by and between the Borrower and RMR.

“Capital Expenditure Reserves” means, with respect to a Property and for a given period, an amount equal to (a)(i) $300 per annum per bed, for a skilled nursing facility, or per unit for any other Senior Housing Asset, on which the applicable lease does not require the Lessee to pay for all capital expenditures or (ii) an amount equal to $0.40 per square foot per annum for any other Property on which the applicable lease does not require the Lessee to pay for all capital expenditures, times (b) the number of days in such period, divided by (c) 365.

“Capitalization Rate” means (a) 7.00% for Senior Housing Assets and (b) 6.50% for all other Properties.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given piece of real property (including without limitation, the cost of acquiring such piece of real property (except to the extent any portion thereof is Unimproved Land), reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs), as reasonably determined by the Borrower in good faith. Real property under construction to be (but not yet) acquired by the Borrower or a Subsidiary upon completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, shall be subject to this definition.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Covered Party” has the meaning given that term in Section 12.23.

“Credit Event” means any of the following: (a) the making of any Loan and (b) the Conversion of a Base Rate Loan into a LIBOR Loan.

“Credit Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender’s Loan to (b) the aggregate unpaid principal amount of all Loans.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, for any period, the sum of: (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(d), any Lender that (a) has failed to (i) fund all or any portion of a Loan to be made by it within 2 Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(d)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Support Document” means (i) any credit support annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit G to be executed and delivered by the Borrower pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, extraordinary or non-recurring gains and losses; (v) in the case of the Borrower and its Subsidiaries, funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; and (vi) in the case of Borrower and its Subsidiaries, equity in the earnings (or loss) of Unconsolidated Affiliates ~~and~~, RMR Inc. and Five Star (but only, in the case of each of RMR Inc. and Five Star, if ~~RMR Inc.~~such entity would be an Unconsolidated Affiliate but for the last sentence of the definition of that term); plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from RMR Inc. or Five Star during such period; plus (c) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. Straight line rent leveling adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA). For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (subject to such consents, if any, as may be required under Section 12.5.(b)(iii)).

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA with respect to any Plan or Multiemployer Plan; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under, as applicable, Section 414(b), (c), (m) and (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests or the equity interests of a Subsidiary having no material assets other than such beneficial ownership interests) and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Indebtedness. In addition, (A) CCC of Kentucky Trust shall be deemed to be an Excluded Subsidiary so long as any Indebtedness secured by the Acquired Property Lien Documents described in Part I or Part II of Item 1.1.(b) of the Borrower Letter remains outstanding, and (B~~) each SE Subsidiary shall be deemed to be an Excluded Subsidiary so long as any Property owned by such SE Subsidiary remains subject to a Lien arising in connection with any Acquired Property Lien Document described in Part III of Item 1.1.(b) of the Borrower Letter, and (C~~) SNH NS Mtg Properties 2 Trust shall be deemed to be an Excluded Subsidiary so long as the Property owned by such Subsidiary remains subject to a Lien arising in connection with any Acquired Property Lien Document described in Part IV of Item 1.1.(b) of the Borrower Letter.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 4.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(~~g~~f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of August 1, 2017 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ Global Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than ~~zero~~fifty basis points (0.50%), the Federal Funds Rate shall be deemed to be ~~zero~~fifty basis points (0.50%).

“Fee Letter” means that certain fee letter dated as of June 29, 2017, by and among the Borrower, Wells Fargo, Wells Fargo Securities, LLC, PNC Bank, National Association, PNC Capital Markets LLC and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“First Amendment” means that certain First Amendment to Amended and Restated Term Loan Agreement, dated as of June 30, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Fitch” means Fitch, Inc. and its successors.

“Five Star” means Five Star Senior Living Inc., a Maryland corporation, and its successors.

“Fixed Charges” means, for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” means, for any period, (a) net income of the Borrower for such period determined on a consolidated basis exclusive of the following (to the extent included in the determination of such net income): (i) depreciation and amortization; (ii) gains and losses from extraordinary or non-recurring items; (iii) gains and losses on sales of real estate; (iv) gains and losses on investments in marketable securities; and (v) provisions/benefits for income taxes for such period; plus (b) the Borrower’s share of Funds From Operations from Unconsolidated Affiliates. Straight line rent leveling adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of Funds From Operations (to the extent such adjustments otherwise would be included in the determination of Funds From Operations).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) either (i) a remaining term (taking into account extensions which may be effected by the lessee without the consent of the lessor) of no less than 30 years from the Agreement Date, or (ii) the right of the lessee to purchase the property on terms reasonably acceptable to the Administrative Agent; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; and (d) free transferability of the lessee’s interest under such lease, including ability to sublease, subject to only reasonable consent provisions.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or 7.13. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (excluding guarantees required under Applicable Laws, or by any Governmental Authority, as a condition to ownership of Senior Housing Assets); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (x) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (y) the Fair Market Value of such property or assets; and (j) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Expense” means, with respect to a Person for any period of time (a) the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Borrower, the Borrower’s Ownership Share of Interest Expense of its Unconsolidated Affiliates. Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 7 days thereafter or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in the Notice of Borrowing, a Notice of Continuation or a Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of 7 days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lead Arrangers” has the meaning given that term in the introductory paragraph hereof.

“Lease” means a (sub)lease of a Property, between the Borrower or a Subsidiary, as Lessor, and a Lessee.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. Except as expressly provided herein, the term “Lender” shall exclude any Lender (and its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Lessee” means the (sub)lessee of a Property pursuant to a Lease, provided that (without the Administrative Agent’s approval) no such (sub)lessee shall be an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee, but, subject to compliance with Section 9.8., excluding (x) Five Star and any of its Subsidiaries at any time Five Star or any such Subsidiary is an Affiliate and (y) any TRS), except during an interim period for Properties which are foreclosed upon or repossessed upon lease terminations or otherwise by or on behalf of the Borrower or a Subsidiary.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. If LIBOR determined as provided above would be less than ~~zero~~fifty basis points (0.50%), LIBOR shall be deemed to be ~~zero~~fifty basis points (0.50%).

“LIBOR Loan” means a Loan (other than a Base Rate Loan), or any portion thereof, bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 11:00 a.m. Eastern time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis. If the LIBOR Market Index Rate determined as provided above would be less than fifty basis points (0.50%), then the LIBOR Market Index Rate shall be deemed to be fifty basis points (0.50%).

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Liquidity” means, at any time, the sum of (a) the aggregate Commitments of all “Lenders” under and as defined in the Existing Credit Agreement as of such date minus the outstanding principal balance of all Revolving Loans, Swingline Loans and Letter of Credit Liabilities (as such terms are defined in the Existing Credit Agreement), plus (b) unrestricted and unencumbered cash, in Dollars, solely owned by the Borrower and held in the United States.

“Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1. (a)(i) of the Existing Term Loan Agreement or Section 2.15.

“Loan Document” means this Agreement, each Note, the Borrower Letter, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Managed Property” means a Property acquired by the Borrower or a Subsidiary as a result of, or in connection with, a foreclosure or repossession (or consensual arrangement in lieu thereof).

“Managing Trustee” means either ~~Mr. Barry M. Portnoy or Mr.~~ Adam D. Portnoy or Jennifer B. Clark, both having a business address c/o RMR, or any duly appointed successor thereto.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the date ~~on which all Loans are scheduled to be due and payable in full~~that is ninety-one (91) days following the Termination Date.

“Marketable Securities” means (a) bank deposits and certificates of deposit from a bank rated Baa1 or BBB+ or better by a Rating Agency; (b) government obligations; and (c) commercial paper rated A1 or P1 by a Rating Agency.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceed 5% of the consolidated total assets of the Borrower and its Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and in any event shall include the Business Management Agreement and Property Management Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Borrower or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document, a Specified Derivatives Contract or a lease or related agreement between a TRS, as tenant, and the Borrower or another Subsidiary, as landlord) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, with respect to a Property, Adjusted EBITDA attributable to such Property. In no event shall Net Operating Income for any Property be less than $0.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Domestic Property” means a Property located outside a state, territory or commonwealth of the United States of America (including without limitation Puerto Rico and the U.S. Virgin Islands) or the District of Columbia.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a promissory note of the Borrower substantially in the form of Exhibit F, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Loan.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent evidencing the Borrower’s request for the borrowing of Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Borrower’s report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of May 30, 2014 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(r), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Participant” has the meaning given that term in Section 12.5.(d).

“Participant Register” has the meaning given that term in Section 12.5.(d).

“Patriot Act” means ~~The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism~~the USA PATRIOT Act ~~of 2001~~ (Title III of Pub. L. ~~No.~~ 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Capital Expenditures” has the meaning given that term in Section 9.12(b).

“Permitted Liens” means, as to any Person: (a) Liens securing (x) taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or (y) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, (i) which are not at the time required to be paid or discharged under Section 7.6., or (ii) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge, or (iii) in the case of a Senior Housing Asset or Senior Housing Asset Pool, when considered in the aggregate with all other Liens on such Senior Housing Asset (or Senior Housing Asset Pool), which Lien does not materially detract from (A) if the Senior Housing Asset subject to such Lien is part of a Senior Housing Asset Pool, the value of such Senior Housing Asset Pool, or (B) if the Senior Housing Asset subject to such Lien is not part of a Senior Housing Asset Pool, the value of such Senior Housing Asset; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; (d) Liens in existence as of the Agreement Date and set forth in Part II of Item 6.1.(f) of the Borrower Letter; (e) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (g) the interests of tenants, operators or managers of Properties; (h) Liens on any assets of a TRS in favor of the Borrower or any other Subsidiary; (i) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Specified Derivatives Providers pursuant to the Loan Documents; (j) Liens required under Applicable Law, or by any Governmental Authority, as a condition to ownership or operation of Senior Housing Assets; (k) Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value; (l) Liens securing judgments not constituting an Event of Default under Section 10.1.(h); (m) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (n) Liens (i) on earnest money deposits in connection with purchases and sales of properties, (ii) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to this Agreement, or (iii) consisting of an agreement to dispose of any property; (o) Liens in favor of the Borrower or any of its Subsidiaries; and (p) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

“Permitted Restricted Payments” has the meaning given that term in Section 9.12(c).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2.0%).

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel of real property and related personal property, either owned in fee simple or leased pursuant to a ground lease by the Borrower, any Subsidiary or any Unconsolidated Affiliate. With respect to a mortgage note or other promissory note secured by real property, the term Property means each parcel of real property, and related personal property, securing such mortgage note or other promissory note.

“Property Management Agreement” means that certain Second Amended and Restated Property Management Agreement dated as of June 5, 2015, as amended to date, by and between RMR and the Borrower, on behalf of itself and its Subsidiaries.

“QFC Credit Support” has the meaning given that term in Section 12.23.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Register” has the meaning given that term in Section 12.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“RMR” means The RMR Group LLC, together with its successors and permitted assigns.

“RMR Inc.” means The RMR Group Inc., a Maryland corporation, together with its successors and permitted assigns.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans; provided, that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) with respect to the Borrower, the Borrower’s President or Treasurer or any Managing Trustee of the Borrower and (b) with respect to any other Loan Party, such Loan Party’s chief executive officer or chief financial officer.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“Sanctioned Country” means, at any time, a country, region or territory which is~~,~~ itself (or whose government is~~,~~) the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by ~~any Governmental Authority of the United States of America, including without limitation, OFAC or~~OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, ~~or by~~ the United Nations Security Council, the European Union ~~or~~, any ~~other Governmental Authority~~European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person ~~located,~~ operating, organized or resident in a Sanctioned Country, (c) ~~an agency, political subdivision or instrumentality of the government of a~~any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned ~~County~~Person(s) or (d) any Person ~~Controlled by any Person or agency described in any of the preceding clauses (a) through (c)~~otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions ~~or~~, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced ~~by any Governmental Authority of the United States of America, including without limitation,~~from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), ~~or by~~ the United Nations Security Council, the European Union ~~or any other Governmental Authority.~~, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction (a) in which the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Loans will be derived.

~~“SE Subsidiaries” means, collectively, the entities set forth in Part III of Item 1.1.(b) of the Borrower Letter.~~

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date and that is secured in any manner by any Lien on any property and, in the case of the Borrower and its Subsidiaries, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Senior Housing Asset” means any Property on which the improvements consist only of one or more of the following: (a) senior residences, (b) independent living facilities, (c) congregate communities, (d) assisted living facilities, (e) nursing homes, (f) hospitals and (g) other Property primarily used for senior citizen residences or health care services, together with other improvements incidental thereto.

“Senior Housing Asset Pool” means any group of two or more Properties, substantially all of the value of which is attributable to Senior Housing Assets, that are (a) leased to a Lessee pursuant to a single Lease, (b) leased pursuant to Leases that are cross-defaulted (as to defaults by Lessee) and which the Borrower has designated in a notice to the Administrative Agent (which designation has not been withdrawn by the Borrower) to be a Senior Housing Asset Pool, or (c) Managed Properties managed under one management agreement (or multiple management agreements with the same or affiliated managers that are cross-defaulted) and which the Borrower has designated in a notice to the Administrative Agent (which designation has not been withdrawn by the Borrower) to be a Senior Housing Asset Pool.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business, or any successors.

“Stimulus Transaction” means any loans, equity investments, grants or other transactions pursuant to which the Borrower, any of its Subsidiaries or any Unconsolidated Affiliate thereof receives funds in connection with any federal COVID-19 stimulus legislation, including, without limitation, any loan made pursuant any program implemented by the “Coronavirus Aid, Relief, and Economic Security Act” or the “CARES Act”, or any similar program now or hereafter in effect.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supported QFC” has the meaning given that term in Section 12.23.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means September 28, 2022.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the period of four fiscal ~~quarter~~quarters most recently ended (or for such other period as provided in the last paragraph of Section 9.1): (a) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary ~~for such entire fiscal quarter~~at all times during the applicable test period, (i) Adjusted EBITDA attributable to such Properties for ~~such period multiplied by (ii) 4~~the applicable test period (annualized, to the extent provided in the last paragraph of Section 9.1), divided by (~~iii~~ii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during ~~such fiscal quarter~~the applicable test period (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to Statement of FASB ASC 805 and the like); (c) the value of the Borrower’s equity Investments in RMR Inc. and Five Star as of the end of ~~such fiscal quarter~~the applicable test period, such value determined at Fair Market Value; (d) all Marketable Securities, cash and ~~cash equivalents~~Cash Equivalents; (e) the book value of all Assets Under Development as of the end of ~~such fiscal quarter~~the applicable test period; (f) the book value of all Mortgage Receivables, and all other promissory notes secured by a Lien on any Property, as of the end of ~~such fiscal quarter~~the applicable test period; and (g) the Borrower’s Ownership Share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower. For purposes of determining Total Asset Value, to the extent the amount of Total Asset Value attributable to (w) Unconsolidated Affiliates would exceed 20.0% of Total Asset Value, (x) Assets Under Development (determined as the aggregate Construction Budget for all such Assets Under Development) would exceed 10.0% of Total Asset Value, (y) Mortgage Receivables would exceed 10.0% of Total Asset Value and (z) Unimproved Land would exceed 5.0% of Total Asset Value, in each case, such excess shall be excluded. To the extent that the value of the Borrower’s equity Investments in RMR Inc. and Five Star would in the aggregate account for more than 3.0% of Total Asset Value, such excess shall be excluded. Notwithstanding the foregoing, for purposes of determining Total Asset Value at any time, (i) the Borrower may, in addition to the Properties referred to in the immediately preceding clause (b), include the purchase price paid for any Property acquired during the period following the end of the fiscal quarter most recently ended through the time of such determination (less any such amounts paid during such period as a purchase price adjustment or held in escrow at the time of such determination, retained as a contingency reserve at the time of such determination, or subject to other similar arrangements at the time of such determination) and (ii) for purposes of the immediately preceding clause (d), the amount of Marketable Securities, cash, and ~~cash equivalents~~Cash Equivalents shall be calculated as of such date of determination rather than as of the end of the ~~fiscal quarter~~applicable test period most recently ended.

“Total Indebtedness” means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date (excluding allocations of property purchase prices pursuant to FASB ASC 805 and the like), and in any event shall include (without duplication): (a) all Indebtedness of the Borrower and its Subsidiaries, (b) the Borrower’s Ownership Share of Indebtedness of its Unconsolidated Affiliates, and (c) net obligations of the Borrower and its Subsidiaries under any Derivatives Contracts not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Trading with the Enemy Act” has the meaning given to that term in Section 6.1.(y).

“TRS” means any direct or indirect Subsidiary of the Borrower that is classified as a “taxable REIT subsidiary” under Section 856(l) of the Internal Revenue Code.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Notwithstanding the foregoing, neither of RMR Inc. and Five Star shall ~~not~~ be considered to be an Unconsolidated Affiliate of the Borrower or any of its Subsidiaries.

“Unencumbered Asset” means each Property that satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Wholly Owned Subsidiary or (ii) leased solely by the Borrower or a Wholly Owned Subsidiary pursuant to a Ground Lease; (b) such Property is not an Asset Under Development and is in service; (c) neither such Property, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or to any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); (d) regardless of whether such Property is owned or leased by the Borrower or a Subsidiary, the Borrower has the right directly, or indirectly through a Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property (or its leasehold interest therein, as applicable) as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property~~;~~ (or its leasehold interest therein, as applicable); (e) neither such Property, nor if such Property is owned by a Subsidiary, any of the Borrower's direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or (ii) any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); (f) such Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; (g) any Lessee of more than a majority of the leasable space in such Property is not more than 120 days past due with respect to any fixed rental payment obligations under any Lease for such Property; ~~and~~ (h) such Property (i) has been designated by the Borrower as an “Unencumbered Asset” on Item 6.1.(z) of the Borrower Letter or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent and (ii) has not been removed voluntarily by the Borrower from “Unencumbered Assets”. Notwithstanding the immediately preceding sentence, a Property owned by a Foreign Subsidiary will be considered to be an Unencumbered Asset so long as: (1) such Property is (i) owned in fee simple (or the legal equivalent in the jurisdiction where such Property is located) by such Foreign Subsidiary or (ii) leased solely by such Foreign Subsidiary pursuant to a long-term lease having terms and conditions reasonably acceptable to the Administrative Agent; (2) all of the issued and outstanding Equity Interests of such Foreign Subsidiary are legally and beneficially owned by one or more of the Borrower and Wholly Owned Subsidiaries; (3) such Foreign Subsidiary has no Indebtedness other than (x) Nonrecourse Indebtedness and (y) other Indebtedness in an aggregate outstanding principal amount of less than 2.0% of the value of the assets of such Foreign Subsidiary (such value to be determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, in a manner acceptable to the Administrative Agent); (4) neither such Property, nor any interest of such Foreign Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or to any Negative Pledge other than Negative Pledges permitted under Sections 9.2.(b)(iii) and (iv); and (5) such Property satisfies the requirements set forth in the immediately preceding clauses (b), (c), (d), (e), (f) and (g). In addition, a Senior Housing Asset Pool or the portion thereof comprised of Properties which are individually Unencumbered Assets shall constitute an Unencumbered Asset for purposes of this Agreement.

“Unencumbered Asset Certificate” has the meaning given that term in Section 8.3.

“Unencumbered Asset Value” means on any date of determination, the sum of: (a) the product of (i) Net Operating Income for the period of four fiscal ~~quarter~~quarters most recently ended (or for such other period as provided in the last paragraph of Section 9.1) attributable to Unencumbered Assets owned or leased by the Borrower or any Subsidiary ~~for such entire quarter, multiplied by (ii) 4 and~~at all times during the applicable test period (annualized, to the extent provided in the last paragraph of Section 9.1), divided by (~~iii~~ii) the applicable Capitalization Rate; (b) the value of the Equity Interests in each of RMR Inc. and Five Star owned by the Borrower, such value determined at Fair Market Value, so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or clauses (e) through (j) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (c) unrestricted cash and Cash Equivalents and unencumbered Marketable Securities of the Borrower and its Subsidiaries so long as neither such cash, Cash Equivalents and Marketable Securities ~~are not~~, nor, if any such cash, Cash Equivalents or Marketable Securities are owned by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, are subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or any Negative Pledge (other than a Negative Pledge permitted under clause (iv) of Section 9.2.(b)); and (d) the purchase price paid for any Unencumbered Asset acquired during ~~such fiscal quarter~~the applicable test period (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements). To the extent that the value of the Equity Interests of RMR Inc. and Five Star owned by the Borrower would in the aggregate account for more than 3.0% of Unencumbered Asset Value, such excess shall be excluded. In addition, to the extent that the amount of Unencumbered Asset Value attributable to (x) Senior Housing Assets leased pursuant to a Ground Lease would constitute more than 20.0% of Unencumbered Asset Value, such excess shall be excluded and (y) Non-Domestic Properties would constitute more than 10.0% of Unencumbered Asset Value, such excess shall be excluded. Notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time, the Borrower may, in addition to the Net Operating Income referred to in the immediately preceding clause (a)(i), include the Net Operating Income of any Unencumbered Asset acquired during the period following the end of the ~~fiscal quarter~~applicable test period most recently ended through such time of determination on a pro forma basis reasonably acceptable to the Administrative Agent.

“Unencumbered NOI” means, for any given period, the sum of (a) the aggregate NOI attributable to all Unencumbered Assets for such period and (b) cash dividends received by the Borrower or any of its Subsidiaries from RMR Inc. and Five Star during such period.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Debt Service” means, for a given period, Debt Service for such period with respect to Unsecured Indebtedness of the Borrower and its Subsidiaries.

“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates that is not Guaranteed by ~~a Loan Party~~the Borrower or any of its Subsidiaries) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness. Indebtedness secured solely by a pledge of Equity Interests in a Subsidiary owning one or more Properties which is also recourse to the Borrower or a Subsidiary shall not be treated as Secured Indebtedness.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given that term in Section 12.23.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned ~~or~~and controlled by such Person or one or more other Subsidiaries of such Person ~~or by such Person and one or more other Subsidiaries of such Person~~.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means~~,~~ (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board allowing entities to elect fair value option for financial liabilities. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time, daylight savings or standard, as applicable.

Section 1.3. Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing.

Section 1.4. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II. Credit Facility

Section 2.1. Loans.

(a)            Loans. Pursuant to the Existing Term Loan Agreement each Lender (or its successor) made a Loan to the Borrower, the outstanding principal amount of which on the Effective Date is set forth on Schedule I. The Borrower may not reborrow any portion of a Loan once repaid. Additional Loans shall be made in accordance with Section 2.15.

(b)            Loan Reallocation. The Administrative Agent, the Borrower, each Lender (including any Lender who was not a “Lender” under the Existing Term Loan Agreement immediately prior to giving effect hereto, each such Lender, an “Additional Lender”) agree that upon the effectiveness of this Agreement, the outstanding principal amount of such Lender’s Loan is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Agreement, the principal amount of all outstanding Loans shall be reallocated among the Lenders in accordance with their respective Loans (determined in accordance with the amount of each such Lender’s Loan set forth on Schedule I attached hereto). In order to effect such reallocations, any Additional Lender and each other Lender whose Loan exceeds its “Loan” under the Existing Term Loan Agreement immediately prior to the effectiveness of this Agreement (each, an “Assignee Lender”) shall be deemed to have purchased at par a portion of all right, title and interest in, and all obligations in respect of, the “Loan” under the Existing Term Loan Agreement of any “Lender” under the Existing Term Loan Agreement which shall cease to be a Lender hereunder and each Lender whose Loan will be less than its “Loan” under the Existing Term Loan Agreement immediately prior to the effectiveness of this Agreement (each, an “Assignor Lender”) so that the outstanding principal amount of the Loan of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignee Lenders and, if applicable, the Assignor Lenders, in the principal amounts of their respective Loans upon the effectiveness of this Agreement, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignee Lenders shall make the proceeds of such purchases available to the Administrative Agent which shall then make such amounts of the proceeds of such purchases available to the Assignor Lenders as is necessary to purchase in full at par the Loan owing to the Assignor Lender.

Section 2.2. [Intentionally Omitted].

Section 2.3. [Intentionally Omitted].

Section 2.4. Rates and Payment of Interest on Loans.

(a)            Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans; and

(ii)            during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)            Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)            Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement.

Section 2.5. Number of Interest Periods.

There may be no more than 3 different Interest Periods outstanding at the same time.

Section 2.6. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

Section 2.7. Prepayments.

(a)            Optional. Subject to Section 4.4., and except as otherwise provided in the immediately following subsection (c), the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

(b)            No Effect on Derivatives Contracts. No prepayment of the Loans pursuant to this Section or otherwise shall affect any of the Borrower’s obligations under any Derivatives Contract entered into with respect to any of the Loans.

(c)            Prepayment Premium. During the periods set forth below, the Borrower may only prepay the Loans, in whole or in part, at the prices (expressed as percentages of the principal amount of such Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of payment:

Period	Percentage
September 28, 2015 to and including September 28, 2016	102.0%
September 29, 2016 to and including September 28, 2017	101.0%
All times after September 28, 2017	100.0%

The Borrower acknowledges and agrees that the amounts payable by it under this Section in connection with the prepayment of the Loans is a reasonable calculation of the lost profits of the Lenders in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of such Loans.

Section 2.8. Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10. Notes.

(a)            Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, the Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a Note, payable to the order of such Lender in a principal amount equal to the amount of its Loan as originally in effect and otherwise duly completed.

(b)            Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)            Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that the Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11. [Intentionally Omitted].

Section 2.12. [Intentionally Omitted].

Section 2.13. [Intentionally Omitted].

Section 2.14. [Intentionally Omitted].

Section 2.15. Additional Loans.

The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date to request additional Loans by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such additional Loans, the aggregate outstanding principal amount of the Loans shall not exceed $400,000,000. Each such borrowing of additional Loans must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such additional Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such additional Loans and the allocations of such additional Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to make additional Loans, and any new Lender becoming a party to this Agreement in connection with any such requested additional Loan must be an Eligible Assignee. Effecting the making of additional Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such borrowing of additional Loans, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such borrowing of additional Loans except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such borrowing of additional Loans and (B) all corporate, partnership, member and other necessary action taken by each Guarantor authorizing the guaranty of such additional Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) except in the case of any Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders making additional Loans, in the principal amount of such Lender’s outstanding Loans at the time of the effectiveness of the making of the additional Loans. In connection with any increase in the aggregate principal amount outstanding of the Loans pursuant to this Section any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.16. Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

ARTICLE III. Payments, Fees and Other General Provisions

Section 3.1. Payments.

(a)            Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 12:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Administrative Agent fails to pay such amounts to such Lender (i) by 5:00 p.m. Eastern time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 12:00 p.m. Eastern time on such date or (ii) by 5:00 p.m. Eastern time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 12:00 p.m. Eastern time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)            Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (b) each payment of interest on the Loans shall be made for the account of the Lenders, pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (c) the Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous. Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders in accordance with the order set forth in Section 10.5.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a)            Closing Fees. On the Effective Date, the Borrower agrees to pay all fees then due and payable under the Fee Letter.

(b)            Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, commitment fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, prepayment premiums, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8. Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)            Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section ~~3.3~~12.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Credit Percentages (determined as if there had been no Defaulting Lenders). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)            Certain Fees. No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5. for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 3.10. Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient (whether directly or pursuant to Section 3.10.(~~e~~d)(i)) or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that neither the Borrower nor any other Loan Party shall be liable to indemnify any Lender or Participant for any Taxes attributable to a Lender’s failure to comply with the provisions of Section ~~12.6~~12.5. relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(e)             Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)             Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing:

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)         to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will an indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund for or on behalf of, any indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)             FATCA Determination. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

ARTICLE IV. Yield Protection, Etc.

Section 4.1. Additional Costs; Capital Adequacy.

(a)             Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)            Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making ~~or~~, maintaining, continuing or converting of any ~~LIBOR~~ Loans or its obligation to make any ~~LIBOR~~ Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such ~~LIBOR~~ Loans or such obligation or the maintenance by such Lender of capital in respect of its ~~LIBOR~~ Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such ~~LIBOR~~ Loans (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit, compulsory loan insurance charge, or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on ~~LIBOR~~ Loans is determined to the extent utilized when determining ~~LIBOR~~the interest rate for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender or (iii) imposes on any Lender or the London interbank market, any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by such Lender.

(c)             Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)            Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender, as the case may be, agrees to notify the Borrower (and in the case of a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided, further, that notwithstanding the foregoing provisions of this Section, the Administrative Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Administrative Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending Office (other than changes required by Applicable Law). The Administrative Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay the Administrative Agent and or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans, unless and until the Administrative Agent or such Lender, as the case may be, gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, the Lenders or such Lender’s LIBOR Loans, as the case may be, shall be treated in accordance with Section 4.5.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that due to a Regulatory Change it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)            any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)            any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 5.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(a)            to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)            all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Credit Percentages.

Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(~~b~~c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document which, pursuant to Section 12.6., requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver or (d) a Lender becomes a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, and such Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V. Conditions Precedent

Section 5.1. Initial Conditions Precedent.

The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)            The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            counterparts of this Agreement executed by each of the parties hereto;

(ii)           Notes executed by the Borrower, payable to each Lender (other than any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.10.(a);

(iii)            the Guaranty executed by each of the Guarantors, if any, initially required to be a party thereto pursuant to Section 7.13.;

(iv)          an opinion of Sullivan & Worcester LLP, and an opinion of Saul Ewing LLP, special Maryland counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)           the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)          a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)         a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower the Notice of Borrowing, Notices of Conversion and Notices of Continuation;

(viii)         copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)          a Compliance Certificate calculated as of the Effective Date on a pro forma basis for the Borrower’s fiscal quarter ending March 31, 2017;

(x)           a Disbursement Instruction Agreement effective as of the Agreement Date;

(xi)          [intentionally omitted];

(xii)          evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiii)         the Borrower Letter executed by the Borrower; and

(xiv)        such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)            there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(c)            no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)            the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (x) have a Material Adverse Effect, or (y) restrain or enjoin impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(e)             there shall not have occurred or exist any material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents; and

(f)             the Borrower and each other Loan Party shall have provided all information requested in writing by the Administrative Agent and each Lender at least five Business Days prior to the Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 5.2. Conditions Precedent to All Credit Events.

In addition to the satisfaction or waiver of the conditions precedent contained in the immediately preceding Section, the effectiveness of this Agreement and the obligation of the Lenders to effect any Credit Event is subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the requested Credit Event or would exist immediately after giving effect thereto; provided, however, that a LIBOR Loan may be Converted into a Base Rate Loan notwithstanding the existence of a Default or Event of Default; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the occurrence of the requested Credit Event with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). Unless set forth in writing to the contrary, the making of its Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

ARTICLE VI. Representations and Warranties

Section 6.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)            Organization; Power; Qualification. Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)            Ownership Structure. Part I of Item 6.1.(b) of the Borrower Letter is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is an Excluded Subsidiary and/or a Foreign Subsidiary. As of the Agreement Date, except as disclosed in Part I of Item 6.1.(b) of the Borrower Letter, (A) each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it in Part I of Item 6.1.(b) of the Borrower Letter, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Item 6.1.(b) of the Borrower Letter correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)            Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)            Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement, the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

(e)            Compliance with Law; Governmental Approvals. Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)             Title to Properties; Liens. Each of the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens.

(g)            Existing Indebtedness. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of their Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

(h)            [Intentionally Omitted.]

(i)            Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document or the Fee Letter. There are no strikes, slowdowns, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(j)            Taxes. All federal, state and other material tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed (after taking into account any extensions of time within which to file such tax returns), and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)           Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2016, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2017, and the related unaudited consolidated statements of operations, and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change. Since December 31, 2016, there has been no material adverse change in the consolidated financial condition, results of operations or business of the Borrower and its consolidated Subsidiaries taken as a whole; provided that, during the Amendment Period, any such determination under this clause (l) shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent that (i) such event or circumstance has been disclosed in writing by the Borrower to the Lenders or publicly, or in the public domain, prior to the First Amendment Effective Date and (ii) the scope of such adverse effect is not materially greater than that which has been disclosed. Each of the Borrower, the other Loan Parties and the Borrower and its Subsidiaries taken as a whole is Solvent.

(m)            REIT Status. The Borrower qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(n)           ERISA.

(i)            Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)           With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)          Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)           Absence of Default. None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Environmental Laws. In the ordinary course of business and from time to time each of the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties. Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have a Material Adverse Effect. ~~None~~As of the Agreement Date, none of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. No Hazardous Materials have been transported, released, discharged or disposed on any of the Properties other than (x) in compliance with all applicable Environmental Laws or (y) as could not reasonably be expected to have a Material Adverse Effect.

(q)           Investment Company. None of the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock. None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)            Affiliate Transactions. Except as permitted by Section 9.8. or as otherwise set forth on Schedule 6.1.(s), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)            Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each other Subsidiary has taken all such steps as it deems reasonably necessary to protect its respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)           Business. As of the Agreement Date, the Borrower, its Subsidiaries and the other Loan Parties are engaged primarily in the business of the acquisition, financing (including mortgage financing), and ownership of Senior Housing Assets, medical office buildings and wellness centers, and other businesses activities incidental thereto.

(v)           Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)          Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements, and information of a general economic or industry specific nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, taken as a whole, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders or in the public domain. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)            Not Plan Assets; No Prohibited Transactions. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(y)            Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(~~y~~i)         ~~Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws.~~ None of (i) the Borrower, any other Loan Party, any Subsidiary, any of their respective directors, ~~or~~ officers, employees or, to the knowledge of the Borrower, any ~~of the Borrower’s or any Subsidiary’s employees and agents (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States, 50 U.S.C. App. §§ 1 et seq., as amended (the “Trading with the Enemy Act”) or (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto, including without limitation, Executive Order No. 13224, effective as of September 24, 2001 relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079~~Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(~~2001) or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”). The~~ii)       Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower~~,~~ and its Subsidiaries and their respective directors, officers, employees ~~and~~, agents ~~(in their capacities as such) with~~ and, to the knowledge of the Borrower, any Affiliates with all Anti-Corruption Laws, ~~Anti-Terrorism~~Anti-Money Laundering Laws and applicable Sanctions~~, and~~.

~~the Borrower, its Subsidiaries and their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. None of the Borrower or any Subsidiary is, or derives any of its assets or operating income from investments in or transactions with, a Sanctioned Person and none of the respective directors, officers, or to the knowledge of the Borrower, employees or agents of the Borrower or any of its Subsidiaries is a Sanctioned Person.~~(iii)       Each of the Borrower and its Subsidiaries, each director, officer, employee, agent and, to the knowledge of the Borrower, any Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)          No proceeds of any Loans have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 9.11(b).

(z)            Unencumbered Assets. As of the Agreement Date, Item 6.1.(z) of the Borrower Letter is a correct and complete list of all Unencumbered Assets. Each of the Properties included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

(aa)         Beneficial Ownership Certification. As of the First Amendment Effective Date, all information included in the Beneficial Ownership Certification is true and correct to the knowledge of the officer of the Borrower that executes such certification.

(bb)        Affected Financial Institutions. None of the Borrower or any of its Subsidiaries is an Affected Financial Institution.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. Affirmative Covenants

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law and Material Contracts; Beneficial Ownership Regulation.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, ~~Anti-Terrorism~~Anti-Money Laundering Laws and applicable Sanctions. Borrower will (x) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (y) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve, or cause to be protected and preserved, all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4. Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in
Section 6.1.(u).

Section 7.5. Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain, or cause to be maintained, insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6. Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge, or cause to be paid and discharged, when due (a) all federal and state income, and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7. Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with GAAP and Applicable Law. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 7.8. Use of Proceeds.

The Borrower will use the proceeds of the Loans only for the repayment of Indebtedness, the direct or indirect acquisition of properties, working capital and for other general business purposes.

Section 7.9. Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, or cause to be complied, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals the failure with which to comply could reasonably be expected to have a Material Adverse Effect, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take, or cause to be taken, all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10. Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11. REIT Status.

The Borrower shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 7.12. Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the NYSE MKT LLC Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.13. Guarantors.

(a)           Within 10 days after the date on which any of the following conditions first applies to any Subsidiary that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary) and (ii) the items that would have been delivered under subsections (iv) through (viii), (x) and (xiv) of Section 5.1.(a) and Section 5.1.(f) if such Subsidiary had been required to be a Guarantor on the Agreement Date:

(x)            such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any other Subsidiary of the Borrower; provided, that a Subsidiary shall not be required to become a Guarantor under this clause (x) if such Subsidiary is an Excluded Subsidiary that has Guaranteed, or otherwise become obligated in respect of, any Indebtedness of another Excluded Subsidiary; or

(y)            such Subsidiary (A) owns an Unencumbered Asset or other asset the value of which is included in the determination of Unencumbered Asset Value and (B) or any other Subsidiary directly or indirectly owning any Equity Interest in such Subsidiary, has incurred, acquired or suffered to exist, any Indebtedness that is not Nonrecourse Indebtedness.

(b)            The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) either (A) simultaneously with its release from the Guaranty such Subsidiary will cease to be a Subsidiary or (B) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects)) and except for changes in factual circumstances expressly permitted under the Loan Documents; and (iv) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

ARTICLE VIII. Information

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1. Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Borrower) commencing with the fiscal quarter ending June 30, 2017, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth: (a) a statement of Funds From Operations for the fiscal quarter then ending; (b) a listing of capital expenditures made during the fiscal quarter then ended; and (c) a listing of all Properties acquired during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt, if any.

Section 8.2. Year-End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of ~~Ernst & Young LLP~~Deloitte or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (it being acknowledged that any of ~~Deloitte~~Ernst & Young LLP, PricewaterhouseCoopers and KPMG shall be acceptable to the Administrative Agent), whose report shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit. Together with such financial statements, the Borrower shall deliver a report, certified by the chief financial officer or chief accounting officer of Borrower, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Net Operating Income for each Property for such fiscal year.

Section 8.3. Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer or chief accounting officer of the Borrower (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 9.1. (including, for the avoidance of doubt, Section 9.1(f) for financial covenant compliance during the Amendment Period or for which the Amendment Period Termination Date is the applicable determination date); and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure. The Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of the Borrower that: (i) sets forth a list of all Unencumbered Assets; and (ii) certifies that all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Assets.

Section 8.4. Other Information.

(a)           Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants, and in any event, all management reports;

(b)           Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)           Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d)           If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)            To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

(f)            A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon the Administrative Agent’s request;

(g)            Prompt notice of any change in the senior management of the Borrower, any other Loan Party or any other Subsidiary, and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)            Prompt notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)            Prompt notice of any order, judgment or decree in excess of $10,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)            Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)            [Intentionally Omitted];

(l)            Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(m)           Promptly, upon the Borrower becoming aware of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(n)           Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act;

(o)           Promptly, and in any event within 3 Business Days after the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, in each case, where the matters covered by such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(p)           [Intentionally Omitted]; and

(q)           From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5. Electronic Delivery of Certain Information.

(a)            Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically (other than by e-mail) shall be deemed to have been delivered (A) with respect to deliveries made pursuant to Sections 8.1., 8.2., 8.4.(b) and 8.4.(c) by proper filing with the Securities and Exchange Commission and available on www.sec.gov, on the date of filing thereof and (B) with respect to all other electronic deliveries (other than deliveries made by e-mail), twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or the Borrower notifies each Lender of said posting and the Borrower notifies Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto provided (x) if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)           Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6. Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7. USA Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. Negative Covenants

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1. Financial Covenants.

(a)           Leverage Ratio. ~~The~~(i) For any fiscal quarter ending before June 30, 2020 and any fiscal quarter ending after the Amendment Period, the Borrower shall not permit the ratio of (~~i~~x) Total Indebtedness to (~~ii~~y) Total Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a)(i) so long as (~~i~~A) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (~~ii~~B) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (~~iii~~C) the Borrower has not maintained compliance with this subsection (a)(i) in reliance on this proviso more than two times during the term of this Agreement and (~~iv~~D) such ratio is not greater than 0.65 to 1.00 at any time~~.~~, and (ii) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), the Borrower shall not permit the ratio of (x) Total Indebtedness to (y) Total Asset Value to exceed 0.70 to 1.00 at any time; provided, however, that if such ratio is greater than 0.70 to 1.00 but is not greater than 0.75 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a)(ii) so long as (A) the Borrower has not previously maintained compliance with this subsection (a)(ii) in reliance on this proviso two times during the Amendment Period and (B) such ratio is not greater than 0.75 to 1.00 at any time.

(b)           Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the ~~fiscal quarter of the Borrower~~applicable test period most recently ending to (ii) Fixed Charges for such period, to be less than (x) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), 1.25 to 1.00 at any time or (y) for any other fiscal quarter, 1.50 to 1.00 at any time.

(c)           Secured Indebtedness. The Borrower shall not permit the ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value to be greater than 0.40 to 1.00 at any time.

(d)           Unencumbered Leverage Ratio. ~~The~~(i) For any fiscal quarter ending before June 30, 2020 and any fiscal quarter ending after the Amendment Period, the Borrower shall not permit the ratio of (~~i~~x) Unsecured Indebtedness of the Borrower and its Subsidiaries to (~~ii~~y) Unencumbered Asset Value, to be greater than 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (~~a~~d)(i) so long as (~~i~~A) the Borrower completed a Material Acquisition during the fiscal quarter, or the fiscal quarter immediately preceding the fiscal quarter, in which such ratio first exceeded 0.60 to 1.00, (~~ii~~B) such ratio does not exceed 0.60 to 1.00 for a period of more than three consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (~~iii~~C) the Borrower has not maintained compliance with this subsection (~~a~~d)(i) in reliance on this proviso more than two times during the term of this Agreement and (~~iv~~D) such ratio is not greater than 0.65 to 1.00 at any time~~.~~, and (ii) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), the Borrower shall not permit the ratio of (x) Unsecured Indebtedness of the Borrower and its Subsidiaries to (y) Unencumbered Asset Value, to be greater than 0.70 to 1.00 at any time; provided, however, that if such ratio is greater than 0.70 to 1.00 but is not greater than 0.75 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (d)(ii) so long as (A) the Borrower has not previously maintained compliance with this subsection (d)(ii) in reliance on this proviso two times during the Amendment Period and (B) such ratio is not greater than 0.75 to 1.00 at any time.

(e)           Unencumbered Interest Coverage Ratio. The Borrower shall not permit the ratio of (i) Unencumbered NOI to (ii) Unsecured Debt Service for the Borrower’s fiscal quarter most recently ending, to be less than (x) for the fiscal quarter ending June 30, 2020 and any subsequent fiscal quarter ending during the Amendment Period (including, for the avoidance of doubt, financial covenant compliance for which the Amendment Period Termination Date is the applicable determination date), 1.50 to 1.00 at any time; provided, however, that if such ratio is less than 1.50 to 1.00 but is not less than 1.35 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (e)(x) so long as (A) the Borrower has not previously maintained compliance with this subsection (e)(x) in reliance on this proviso two times during the Amendment Period and (B) such ratio is not less than 1.35 to 1.00 at any time, or (y) for any other fiscal quarter, 1.75 to 1.00 at any time.

(f)            ~~[Intentionally Omitted.]~~Minimum Liquidity. Notwithstanding anything to the contrary contained herein or in any other Loan Document, at all times during the Amendment Period, the Borrower shall maintain Liquidity of not less than $200,000,000.

(g)           [Intentionally Omitted.]

(h)           [Intentionally Omitted.]

(i)            Dividends and Other Restricted Payments. Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code, and Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary. If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary and, in the case of SNH Innovation LLC or any other non-Wholly Owned Subsidiary, to each other owner of Equity Interests of SNH Innovation LLC or such other non-Wholly Owned Subsidiary pro rata based on the relative ownership interests.

Commencing with the fiscal quarter ended June 30, 2020 and for each fiscal quarter thereafter, the applicable testing period for the covenants set forth in Sections 9.1(a) through (e) (including the related defined terms) shall be based upon the fiscal quarter of the Borrower most recently ending and the three immediately preceding fiscal quarters; provided, however, that immediately following the Amendment Period Termination Date, the applicable testing period for the covenants set forth in Sections 9.1(a) through (e) (including the related defined terms) shall be modified as follows: (i) for the first fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending, annualized, (ii) for the second fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending and the immediately preceding fiscal quarter, annualized, (iii) for the third fiscal quarter ending after the Amendment Period, based upon the fiscal quarter of the Borrower most recently ending and the two immediately preceding fiscal quarters, annualized, and (iv) for the fourth fiscal quarter ending after the Amendment Period and for each fiscal quarter thereafter, based upon the fiscal quarter of the Borrower most recently ending and the three immediately preceding fiscal quarters. Notwithstanding the foregoing, the applicable testing period for determining compliance with the covenants contained in Sections 9.1(a)(i), (b)(y), (d)(i), (e)(y), (f) and (i) for the purposes of determining whether the conditions to the occurrence of the Amendment Period Early Termination Date have been met shall be the three consecutive fiscal months of the Borrower immediately preceding the Amendment Period Early Termination Date, annualized.

Section 9.2. Negative Pledge.

(a)            The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)            The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B) is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) the organizational documents or other agreements binding on any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such Negative Pledge covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary); (iii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale or (iv) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.

Section 9.3. Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in (A) any Loan Document, (B) any other agreement evidencing Unsecured Indebtedness that the Borrower, any other Loan Party any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in Section 9.1.(i) and Section 9.4. of this Agreement and Section 13 of the Guaranty and (C) the organizational documents or other agreements binding on or applicable to any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such encumbrance or restriction covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary), and (ii) with respect to clause (d), (A) customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business or (B) transfer restrictions in any agreement relating to the sale of a Subsidiary or assets pending such sale or relating to Indebtedness secured by a Lien on assets that the Borrower or a Subsidiary may create, incur, assume or permit or suffer to exist under Section 9.2.(a); provided that in the case of this clause (B), the restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be. Notwithstanding anything to the contrary in the foregoing, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Borrower, any other Loan Party or any other Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred hereunder, which provision subordinates any rights of Borrower, other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of such Indebtedness.

Section 9.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)            any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower), including, for the avoidance of doubt, the sale, transfer or other disposition of the capital stock of or other Equity Interests in any Subsidiary of the Borrower, so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)            the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)            a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

(d)            the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves.

Section 9.5. Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6. Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7. Modifications of Organizational Documents, Business Management Agreement and Property Management Agreement and Other Material Contracts.

(a)            The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to be adverse to the interest of the Lenders in any material respect or (b) could reasonably be expected to have a Material Adverse Effect.

(b)            The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.8. Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s), (b) transactions among the Borrower and any Wholly Owned Subsidiary or among Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.9. Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, that could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10. Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which are intended to establish a hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

Section 9.11. Use of Proceeds.

(a)            No part of the proceeds of any of the Loans shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) or for any purpose which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. If requested by the Administrative Agent or any Lender (through the Administrative Agent), the Borrower shall promptly furnish to the Administrative Agent and each requesting Lender a statement in conformity with the requirements of Form G-3 or Form U-1, as applicable, under Regulation U of the Board of Governors of the Federal Reserve System.

(b)            The Borrower shall not use, and shall ~~not permit any other Loan Party or any other Subsidiary to, use any part of~~ensure that its Subsidiaries and Unconsolidated Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of ~~the~~any Loans ~~to (a) purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or (b) to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower shall not, and shall not permit any other Loan Party or Subsidiary to, use any proceeds of any Loan directly or, to the knowledge of the Borrower, indirectly in any manner which would violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions~~, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.12. Amendment Period.

Notwithstanding anything to the contrary contained herein, at all times during the Amendment Period, the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or Unconsolidated Affiliate to do any of the following without the prior written consent of the Requisite Lenders:

(a)            incur any additional Indebtedness (including, without limitation, any additional Loans pursuant to Section 2.15), other than (i) borrowings of Loans under and as defined in the Existing Credit Agreement, (ii) pursuant to a Stimulus Transaction, (iii) any other incurrence by the Borrower or any Subsidiary or Unconsolidated Affiliate of secured or unsecured Indebtedness, in each case, provided that (A) any such Indebtedness has an initial term of at least three (3) years, (B) no scheduled principal repayments or other mandatory prepayments in respect of such Indebtedness are required to be paid, nor will be paid, by the Borrower within the first three (3) years following the date of incurrence thereof (other than, in the case of Nonrecourse Indebtedness, principal repayments scheduled over a period of fifteen (15) years or more), (C) the proceeds thereof are applied in accordance with Section 2.7(b)(iii)(B) of the Existing Credit Agreement as in effect on the First Amendment Effective Date, (D) no Default or Event of Default has occurred and is continuing or would result therefrom, (E) if any such Indebtedness is secured by a mortgage, deed of trust, deed to secure debt or other similar instrument or agreement creating a Lien on Property, such Indebtedness shall be Nonrecourse Indebtedness, and (F) if any issuance of notes by the Borrower in reliance on this clause (iii) is secured by a pledge of the Borrower’s equity interests in one or more Subsidiaries of the Borrower, within 15 days of the date of issuance of such pledge, the Borrower shall deliver to the Administrative Agent a pledge agreement in form and substance satisfactory to the Administrative Agent granting as security for the Obligations an equal and ratable Lien in favor of the Administrative Agent, for the benefit of the Lenders, on all such equity interests pledged in connection with such issuance of notes, together with all other schedules, supplements, instruments, certificates, intercreditor agreements, filings, opinions or information in connection therewith as required by any such pledge agreement or as reasonably requested by the Administrative Agent, and (iv) subject to Section 7.13, the Guarantee by any Subsidiary of the Borrower of any issuance of notes by the Borrower pursuant to the foregoing clause (iii).

(b)            acquire any real property or make any other Investments of any kind (other than cash, Cash Equivalents and similar investments), other than: (i) renovations, repositionings or improvements to or in respect of any Property, (ii) leasing and tenant improvement costs to be paid by the Borrower or its Subsidiaries (or its Ownership Share thereof to be paid by Unconsolidated Affiliates), (iii) maintenance capital expenditures and repairs to be paid by Borrower or its Subsidiaries (or its Ownership Share thereof to be paid by Unconsolidated Affiliates), and (iv) if Five Star conducts an equity offering, the acquisition by the Borrower of such minimum number of additional shares of Five Star as would permit the Borrower to retain pro rata ownership of 34% of Five Star (the foregoing clauses (i) through (iv), collectively, the “Permitted Capital Expenditures”);

(c)            make any Restricted Payments, provided that (i) the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code, (ii) the Borrower shall be permitted to make Restricted Payments of not more than $0.01 per share in cash to the holders of its capital stock following the end of each fiscal quarter of Borrower, and (iii) any Subsidiary or Unconsolidated Affiliate may make Restricted Payments to the Borrower or any Subsidiary of the Borrower (and, in the case of any Subsidiary that is not a Wholly Owned Subsidiary, to each other owner of equity interests in such Subsidiary pro rata based on such owner’s Ownership Share) (the foregoing clauses (i) through (iii), collectively, the “Permitted Restricted Payments”); and

(d)            take any action, or refrain from taking any action, that would be prohibited during a Default or Event of Default, including, without limitation, mergers, liquidations, liens, encumbrances, releases, and certain transfers in each case which would otherwise be permitted hereunder, other than (i) the borrowing of Indebtedness otherwise permitted under Section 9.12(a), (ii) requesting a Conversion or Continuation of LIBOR Loans in accordance with Sections 2.8 and 2.9, as applicable, (iii) dispositions of property or other Investments, in each case, pursuant to an arm’s-length third party transactions in the ordinary course of business, (iv) Permitted Capital Expenditures, (v) Permitted Restricted Payments, and (vi) the granting of any Liens on assets to the extent securing any Indebtedness permitted under Section 9.12(a).

ARTICLE X. Default

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)            Default in Payment. The Borrower (i) shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or (ii) shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and, in the case of a failure described in this clause (ii), such failure shall continue for a period of 5 Business Days.

(b)            Default in Performance.

(i)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(h) or Article IX.; or

(ii)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)            Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(d)            Indebtedness Cross-Default.

(i)            The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable (after giving effect to any applicable grace or cure period) the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value) of, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of an aggregate outstanding principal amount greater than or equal to (A) $25,000,000 in the case of Indebtedness that is not Nonrecourse Indebtedness or (B) $75,000,000 in the case of Indebtedness that is Nonrecourse Indebtedness (“Material Indebtedness”); or

(ii)            (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)            Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)            An Event of Default under and as defined in the Existing Credit Agreement or Other Existing Term Loan Agreement shall occur.

(e)            Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)            Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)            Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)            Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order (x) for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) or (y) is not otherwise subject to indemnification or reimbursement on reasonable terms and conditions by Persons reasonably likely to honor such indemnification or reimbursement obligations, exceeds, individually or together with all other such judgments or orders entered against (1) the Borrower or any Guarantor $25,000,000, or (2) any other Subsidiaries, $50,000,000, or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)            Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, (1) for the Borrower or any Guarantor, $25,000,000, or (2) for any other Subsidiaries, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary.

(j)            ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)            The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)            Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)            Change of Control.

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii)            during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Borrower then in office; or

(iii)            RMR shall cease for any reason to act as the sole business manager and property manager for the Borrower.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)            Acceleration; Termination of Facilities.

(i)            Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(ii)            Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties.

(b)            Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)            Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)            Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)            Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, in each case, in accordance with the terms of the applicable Specified Derivatives Contract, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3. [Intentionally Omitted].

Section 10.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5. Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies pursuant to Section 12.3.) under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)            to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

(b)            to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)            to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)            to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) payable to them; and

(e)            the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 10.6. [Intentionally Omitted].

Section 10.7. Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8. Rights Cumulative.

(a)            The rights and remedies of the Administrative Agent, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 12.3. (subject to the terms of Section 3.3.), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X. and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XI. The Administrative Agent

Section 11.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2. Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include such Lender in each case in its individual capacity. The Lender acting as Administrative Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3. Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent, approval or disapproval within fifteen (15) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively provided such requested determination, consent, approval or disapproval; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender directly and adversely affected thereby pursuant to Section 12.6.(b).

Section 11.4. Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party under any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5. Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6. Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Credit Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7. Lender Credit Decision, Etc.

Each of the Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each of the Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents or furnished to the Administrative Agent for distribution to the Lenders, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender.

Section 11.8. Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as Administrative Agent by all of the Lenders (excluding the Lender then acting as Administrative Agent) and the Borrower upon 30 days’ prior written notice if the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9. Titled Agents.

Each of the Lead Arrangers, the Syndication Agent and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. Miscellaneous

Section 12.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

~~Senior Housing Properties~~Diversified Healthcare Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

Attention: Chief Financial Officer

Telecopy Number: (617) 219-8349

Telephone Number: (617) 796-8350

If to the Administrative Agent:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attn: ~~Karen Skutt~~Douglas Frazer

Telecopier: (~~312~~704) ~~782~~-~~0969~~410-0329

Telephone: (~~312~~704) ~~269~~715-~~4809~~5747

and

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attn:  Kristen Ray

Telecopier:          704-410-0329

Telephone:          704-410-1772

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn: Anthony Gangelhoff

Telecopier: (877) 410-5023

Telephone: (612) 316-0109

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Lender, each Affiliate of the Administrative Agent or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Affiliate of a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, any Affiliate of the Administrative Agent or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a)            EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)            THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)            THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5. Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

 (i)           Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of an assigning Lender’s Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)             in any case not described in the immediately preceding subsection (A), the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the outstanding principal balance of the Loans of such assigning Lender would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Loans at the time owing to it.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)             the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Loan if such assignment is to a Person that is not already a Lender with a Loan, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)          Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable amount of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10., 4.1., 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated rates) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Lender or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document that (w)  reduces the principal of any such Lender’s Loan in which such Participant has a participation, (x) extends the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduces the rate at which interest is payable thereon or (z) releases any Guarantor from its Obligations under the Guaranty except as contemplated by Section 7.13.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(f) (it being understood that the documentation required under Section 3.10.(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.6. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)             No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)            USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 12.6. Amendments and Waivers.

(a)           Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)          Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

 (i)            reinstate the commitment of a Lender (excluding any commitment under Section 2.15.) or subject such Lender to any additional obligations without the written consent of such Lender;

 (ii)           reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

 (iii)          reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

 (iv)          modify the definition of “Termination Date”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Loans or for the payment of any other Obligations owing to the Lenders, in each case, without the written consent of each Lender;

 (v)           modify the definition of “Credit Percentage” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

 (vi)          amend this Section or amend any of the other definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

 (vii)         modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

 (viii)        release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b) without the written consent of each Lender;

 (ix)           waive a Default or Event of Default under Section 10.1.(a) without the written consent of each Lender; or

 (x)            amend, or waive the Borrower’s compliance with, Section 2.14. without the written consent of each Lender.

(c)            Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the commitment or Loans of a Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

(d)            Technical Amendments. Notwithstanding anything to the contrary in this Section 12.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement and the Administrative Agent will provide a copy of such amendment to the Lenders.

Section 12.7. Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.8. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; ~~and~~ (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; (k) for purposes of establishing a “due diligence” defense; and (l) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. None of the Administrative Agent, the Lenders or any of their respective Related Parties shall be liable to the Borrower or any other Loan Party for any damages arising from the use by others of Information or other materials obtained by electronic transmission, except to the extent resulting from the gross negligence or willful misconduct of such Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 12.9. Indemnification.

(a)            The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Lenders, all of the Affiliates of each of the Administrative Agent or any of the Lenders, and their respective Related Parties (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b)            The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)            This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)            All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)            An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)             If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)            The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.10. Termination; Survival.

This Agreement shall terminate at such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Sections 12.4. and 12.12., shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11. Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13. Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.14. Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.15. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.16. Limitation of Liability.

None of the Administrative Agent, any Lender or any of their respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, any Lender or any of their respective Related Parties for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.17. Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency. There are no oral agreements among the parties hereto.

Section 12.18. Construction.

The Administrative Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Borrower and each Lender.

Section 12.19. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.20. LIABILITY OF TRUSTEES, ETC.

THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE BORROWER, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “SENIOR HOUSING PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER. ALL PERSONS DEALING WITH THE BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION SHALL NOT LIMIT ANY OBLIGATIONS OF ANY LOAN PARTY OTHER THAN THE BORROWER.

Section 12.21. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion ~~Powers of an EEA~~powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)            the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

  (i)            a reduction in full or in part or cancellation of any such liability;

  (ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~entity~~undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

  (iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

Section 12.22. Effect on Existing Term Loan Agreement.

(a)            Existing Term Loan Agreement. Upon satisfaction of the conditions precedent set forth in Article V., this Agreement shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Term Loan Agreement, and the Existing Term Loan Agreement shall be superseded by this Agreement in all respects, in each case, on a prospective basis only.

(b)            NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING TERM LOAN AGREEMENT PURSUANT TO THE TERMS AND PROVISIONS OF THIS AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING TERM LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING TERM LOAN AGREEMENT).

Section 12.23. Acknowledgement Regarding Any Supported QFCs.

(a)            To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c)            As used in this Section 12.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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